UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2023

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increasing the Size of the Board and Appointment of Ms. Ashaki Rucker

On April 4, 2023, the Board of Directors (the “Board”) of Amerant Bancorp Inc. (the “Company”) authorized temporarily increasing the size of the Board from eleven (11) to twelve (12) members, with such temporary increase to be effective as of April 17, 2023 (the “Effective Date”), and thereafter appointed Ashaki Rucker to serve as a member of the Company’s Board, with such appointment to be effective as of the Effective Date. The appointment of Ms. Rucker was based upon the recommendation of the Corporate Governance, Nominating and Sustainability Committee of the Board. Ms. Rucker will serve until the Company’s next annual meeting of shareholders, to be held on June 7, 2023 (the “2023 Annual Meeting”), subject to her earlier death, or until she shall resign or shall have been removed from office in the manner provided in the Company’s Amended and Restated Bylaws. Ms. Rucker has also been appointed to the Board of Directors of Amerant Bank, N.A. as of the Effective Date. At this time, the size of the Board, as temporarily expanded, is expected to be reduced by one (1) member, to eleven (11) members, effective as of the date of the 2023 Annual Meeting, upon the retirement of Mr. Gustavo J. Vollmer, whose decision to not stand for re-election to the Board at the 2023 Annual Meeting was previously reported on a Current Report on Form 8-K filed on February 10, 2023.

As of the date of this Current Report on Form 8-K, the Board has not appointed Ms. Rucker to serve on any committees of the Board, nor a decision has been made as to which committee(s) of the Board she is expected to be named.

Ms. Rucker’s appointment was not pursuant to any arrangement or understanding between Ms. Rucker and any other person. Ms. Rucker is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Rucker will receive compensation as a non-employee director in accordance with the Company’s approved director compensation for non-employee directors. Ms. Rucker will also be entitled to any annual equity compensation granted to members of the Board in the form of restricted stock units.

On April 5, 2023, the Company issued a press release announcing the appointment of Ms. Rucker to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Number	Exhibit
99.1	Press Release, dated April 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2023	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: SVP - Securities Counsel and Assistant Corporate Secretary